Exhibit 10.2

OTGI International Share Exchange

Schedule to the within-written Agreement

Date of this Agreement:	6th. July 2010
Effective Date:

OTGI
Name:	Oteegee Innovations, Inc.
Address:	3651 Lindell Rd, Suite #D155, Las Vegas, NV, 89103, USA
Telephone:	+1 (800) 854 7970	Fax:	+1 (702) 943-0233
E-mail:	info oteegee.com	Contact:	Mr. Jordan Starkman

Oteegee International
Name:	Oteegee International Holdings Limited
Address:	Room 805, Tower 2, Lippo Centre, 89 Quessnway, Hong Kong
Phone:	+852 2151 8181	Fax:	+852 2151 8183
E-mail:	intemational@oteegee.com	Contact:	Ms. .Liza Chan

CONTENTS

Clause	Subject	Page
PARTIES	1
RECITALS	1
THE TERMS OF THIS AGREEMENT	1
1. Interpretation	1
(a) Previous Definitions	1
(b) New Definitions	1
(c) Other Provisions	2
2. The Term	3
3. Reorganization of Oteegee International	3
4. Exchange of Shares	3
(a) Allotments by Oteegee International	3
(b) Allotment by OTGI	4
(c) Payment of Subscription Price	4
(d) Closing	4
5. First Phase Funding	4
(a) Shares	4
(b) Directors	5
(c) Quorum	5
(d) Casting Vote	5
(e) Management	5
6. Business Plan	5
7. Restricted Acts	6
(a) Restriction	6
(b) Protected Acts	6
(c) Materiality Trigger	7
8. Dividends and Advances	7
9. Accounts	7
10. Priority, Voting and Compliance by Oteegee International	7
(a) Discrepancy	7
(b) Compliance	8
11. Representations and Warranties of Oteegee International	8
(a) Organization and Standing:	8
(b) Corporate Power	8
(c) Capitalization	8
(d) Corporate Action	8

	(e) Valid Issuance	9
	(f) No Pre-emptive Rights	9
	(g) Compliance with Other Instruments	9
	(h) Subsidiaries	9
	(i) Operations	9
	(j) Pending Actions and Claims	10
	(k) Effect at Closing	10
	(1) Investment Intent	10
	(m) Shares Not Registered	10
	(n) No Transfer	11
	(o) Knowledge and Experience	11
	(p) Legends.	11
	(q) Rule 144	12
	12. Representations and Warranties of OTGI	12
	(a) Investment Intent	12
	(b) Knowledge and Experience	12
	13. Conditions to Closing	13
	(a) Conditions to OTGI's Obligations	13
	(b) Conditions to Obligations of Oteegee International	13
	(c) Pre-Closing Covenants of Oteegee International	13
14.	Indemnification	14
	(a) By Oteegee International	14
	(b) By OTGI	14
	(c) Finder's Fees and Other Fees	14
	(d) Expenses	15
	15. Confidentiality	15
	(a) Mutual Covenant	15
	(b) Time Limit	15
	(c) Legal Proceedings	15
	(d) Survival	15
	16. Mutual Warranties of Capacity	15
	17. Termination	16
	(a) Disposal	16
	(b) Breach	16
	(c) Illegality	16
	(d) Restriction	16
	18. Consequences of Termination	16
	(a) No Repayment	16
	(b) Intellectual Property	17
	(c) Survival	17

19. Notices	17
(a) Address	17
(b) Delivery	17
20. Miscellaneous	17
(a) Force Majeure	17
(b) No Partnership	18
(c) Assignment	18
(d) Illegality	18
(e) Survival	18
(f) Waiver	18
(g) Whole Agreement	18
21. Jurisdiction, Mediation and Arbitration	18
(a) Jurisdiction	18
(b) Mediation	19
22. Execution in Counterparts	19

This Share Exchange Agreement is made on the date specified against the heading "Date of this Agreement" in the Schedule.

PARTIES

1.	Oteegee Innovations, Inc., a Nevada corporation whose particulars are set out under the heading "OTGI" in the Schedule; and

2.	Oteegee International Holdings Limited, a company incorporated in Hong Kong whose particulars are set out under the heading "Oteegee International" in the Schedule.

RECITALS

(1)
The parties hereto are, together with others, parties to a Letter of Intent ("the LOI") dated March 10, 2010 in which were set out the principal terms of a series of proposed transactions involving the Participating Entities therein defined, including the parties to this Agreement.

(2)
Oteegee International has, pursuant to the provisions of the LOI, been established as a Hong Kong company specifically to act as a holding and management vehicle for the international development and distribution rights in the Targeted Assets defined in the LOI.

(3)
OTGI is a public company whose shares are listed over the counter on the Bulletin Board in USA and is intended, pursuant to the LOI to act as the holding and management vehicle for the North American development and distribution rights in the Targeted Assets defined in the LOI.

(4)
The LOT expressly did not create any binding contractual obligation on the parties thereto but OTGI represented therein that it would provide First Phase Funding for the furtherance of the transactions therein contemplated in amount of at least US$1,500,000 in a maximum pereiod of 30 days.

(5)	The parties now wish to proceed with the exchange of shares therein contemplated and to become bound to perform the transactions envisaged therein to the extent set out in this Agreement.

THE TERMS OF THIS AGREEMENT

1. Interpretation

(a)          Previous Definitions

Words and phrases defined in the LOI shall, except where the context otherwise requires, have the like respective meanings in this Agreement.

(b)          New Definitions

In this Agreement the following expressions shall, except where the context otherwise requires, have the meanings respectively set opposite them:-

Board	the board of directors of Oteegee International as from time to time and for the time being constituted;

Closing	The completion of the allotments of shares as provided in clause 4 and the meeting at which such completion takes place;

International Shares	The shares to be allotted to OTGI by Oteegee International as provided in paragraph 4(a)(i)(B);

Director	Any person who is for the time being a member of the Board of Oteegee International;

Effective Date	The date on which the Term is deemed to have commenced being the date set against that heading in the Schedule;

First Phase Funding	A minimum of $1,500,000 to be raised within OTGI for the purposes provided in sub-clause 5(b).

LOI	The Letter of Intent dated March 10, 2010 entered into between the Parties and others as hereinabove recited;

Off the Grid	Off the Grid Ltd., a non-profit company incorporated in Hong Kong under company number 1384418;

Oteegee IPR	Oteegee IPR Limited a company intended, as envisaged in the LOI, to be incorporated in Vanuatu as a protected cell company to undertake the early risk in and development of the technologies that the Parties intend to distribute in their respective territories;

OTGI Shares	The shares to be allotted to Oteegee International by OTGI as provided in sub-clause 4(b);

Parties	the parties to this Agreement and "a Party" shall be construed accordingly

Promoters Agreement	The promoters agreement of even date herewith to which the Parties hereto are parties, together with others, and by which the strategic business plan for the enterprise of which the Parties are a part is adopted and provision made for the formation of Oteegee IPR;

Term	The term during which this Agreement is in effect as provided in clause 2;

Written or in writing	Agreed or approved in any manner which would qualify for the purposes of the provisions of sub-clause 7(a).

(c)   Other Provisions

(i)
Reference to a Schedule, an Annexe or an Exhibit is a reference to a schedule, annexe or exhibit to this Agreement which Schedules, Annexes and Exhibits are incorporated into and form part of this Agreement.

(ii)	The headings in this agreement are inserted only for convenience and shall not affect its construction.

(iii)	Where appropriate, words denoting a singular number only shall include the plural and vice versa and words denoting the masculine gender shall include the feminine and the corporate and vice versa.

(iv)
Where the definition of any party, person or organisation named or referred to herein comprises more than one party, person or organisation, then such definition shall be deemed to mean and include each and every one of the parties, persons and organisations included therein jointly and severally and the survivor or survivors of each of them.

(v)	Reference to a "person" shall include a reference to any person whether natural or juridical and any group of any such persons.

(vi)	Reference to any statute or statutory provision includes a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

(vii)	The words "written" and "in writing" shall include any form of delivery of words which may be read by the human senses no matter on what medium stored or by what means delivered (and whether such medium exists at the date of this Agreement or is invented or discovered hereafter) on condition that:

(A)	a copy of the relevant communication and a record of its delivery is kept in or on a durable medium by the party who delivers it; and
(B)	the recipient is capable of storing it upon receipt in or on a durable medium.

(viii)
A Party who or whose proxy or nominee has voted at a properly constituted meeting of the members or directors of any of the Companies shall for all the purposes of this Agreement be deemed to have approved and consented in writing to the matter approved in such resolution.

2. The Term

The term of this Agreement shall be deemed to have commenced on the Commencement Date and shall, unless previously terminated pursuant to any of the provisions for termination herein contained, continue for so long as each of the Parties owns or has the right to acquire one or more shares in the capital of the other.

3. Reorganization of Oteegee International

Oteegee International shall as soon as practicable after the exchange of this Agreement

(i)	change its name to "Oteegee Innovations International Limited" or such other name as the Registrar of Companies may approve and the Parties may agree.

(ii)	increase its nominal capital to HK$10,000,000.00 divided into ten million shares of HK$1.00 each.

4. Exchange of Shares

(a) Allotments by Oteegee International

(i) On the Closing Oteegee International allot the following ordinary shares in

Oteegee International:
(A) to Oteegee IPR	5,000 shares;
(B) to OTGI	4,000 shares
(C) to Off the Grid Ltd.	1,000 shares

(ii)	The shares so allotted shall be ordinary voting shares ranking equally in every respect.

(b) Allotment by OTGI

(i)
In consideration of Oteegee International procuring the above allotment to OTGI and in further performance of the intent of the LOI, OTGI shall, without further payment, issue 61,647,250 shares of OTGI's common stock, par value US$0.001 per share to Oteegee International to be received and dealt with as provided in the Promoters Agreement.

(ii)	The OTGI Shares shall always represent at least 40% of the issued and outstanding common voting shares of OTGI.

(c) Payment of Subscription Price

The subscription price of the shares allotted under this clause shall be deemed to have been paid at par by the exchange of shares thereby made.

(d) Closing

(i)
The closing of the allotments of shares shall be held at the offices of OTGI at such time as all conditions to closing has been satisfied pursuant to clause 13 of this Agreement, or at such other time and place the Parties may agree in writing.

(ii)
At Closing, Oteegee International shall deliver to OTGI one or more certificates for the International shares in such denominations as OTGI may reasonably require and have specified in writing not less than three days prior to Closing; and

(iii)
OTGI shall deliver to Oteegee International one or more certificates for the OTGI shares in such denominations as Oteegee International may reasonably require and have specified in writing not less than three days prior to Closing.

5. First Phase Funding

(a) OTGI agrees to raise the First Phase Funding of $1,500,000 within thirty days of execution of this agreement.

(b) The First Phase Funding will be managed within OTGI in accordance with the provisions of Appendix A attached hereto. Expenditure of all First Phase Funding will require preapproval from Oteegee International.

Corporate Structure

(a) Shares

Except as otherwise agreed to in writing by both OTGI and Oteegee International, OTGI shall at all times during the Term have the right to own up to and no more than 40% of the total share capital of Oteegee International, and any further shareholders shall be admitted to Oteegee International under an arrangement pursuant to which OTGI will continue to have the right to own up to and no more than 40% of the total share equity of Oteegee International. The par value shall be HK$1.00 per Oteegee International share.

Except as otherwise agreed to in writing by Oteegee International, Oteegee International and its holding company and subsidiaries thereof shall at all times during the Term have the right to own under this Agreement no less than 40% of the total share capital of OTGI, and OTGI shall admit any further shareholders under an arrangement pursuant to which Oteegee IPR will continue to own at least 40% of the total equity and capital of OTGI. The par value shall be US$0.001 per OTGI share.

(b) Directors

(i)
Except as otherwise agreed in writing, during the Term each of OTGI and Oteegee IPR shall be entitled to nominate two persons to act as Directors of Oteegee International and to remove and replace any such person as Director. Each of the Parties covenants to pass all such resolutions and do all such other lawful acts as may be necessary to effect the appointment of any such replacement nominee as a director of Oteegee International in accordance with the Articles of Association of Oteegee International.

(ii)	The first Directors shall be:
(A)	for Oteegee IPR: Ms. Chan Hing Chi, Liza and Mr. Mitchell D. Herber;
(B)	for OTGI Mr. Robert Bruce Stern and Mr. Henry S.J. Adams.

(c) Quorum

Until otherwise agreed by the Parties in writing a quorum for meetings of the Directors shall be all four directors personally present or represented by an alternate and a quorum for meetings of members of Oteegee International shall be two or more shareholders holding more than 51% of the ordinary shares of Oteegee International.

(d) Casting Vote

In the event of an equality of votes at a meeting of either the members or the Directors of any of the Companies the chairman shall not have a casting vote.

(e) Management

Oteegee IPR shall have the right and duty to manage Oteegee International subject to the restrictions herein contained and in accordance with the Business Plan and any resolution that may for the time being have been adopted by the Board.

6. Business Plan

(i)
The Parties mutually covenant that they will do all lawful and reasonable acts and things necessary or desirable with a view to fulfilling and performing the proposed transactions described in the LOI and the Promoters Agreement with such modifications as may be appropriate to maximize the efficacy and profitability of such transactions for all of the parties involved therein and to execute the same to the best of their respective abilities and to the highest attainable professional standard.

(ii) In particular, but without prejudice to the generality of the foregoing:
(A)	OTGI shall, by itself or by and through subsidiaries and associates owned by it, become the exclusive North America distributor for the Targeted Assets: and
(B)	Oteegee International shall, by itself or by and through subsidiaries and associates owned by it, become the exclusive international distributor for the Targeted Assets.
(C)
OTGI shall raise within 30 days after the exchange of this Agreement, an aggregate amount of not less than US$1,500,000.00 for use for the purposes set out in Appendix "A" and not, except with the prior written consent of OTGIH, otherwise.

7. Restricted Acts

(a) Restriction

The Parties agree that during the Term, except as provided herein, neither Oteegee International nor any subsidiary of Oteegee International nor any officer or agent of any thereof in the name or for the account of Oteegee International or any such subsidiary shall do or permit any of the acts set out in sub-clause (b) of this clause without either the written consent of the Parties or the consent of a super-majority vote, that is a favourable vote by shareholders holding more than three quarters (75%) of the equity of Oteegee International evidenced by either:

(i)	a resolution of the necessary number of the shareholders of Oteegee International passed at a properly convened and quorate meeting of such shareholders;

(ii)	a unanimous resolution of the Board of Oteegee International; or

(iii)	the written consent of shareholders holding the necessary number of shares in the capital of Oteegee International.

(b) Protected Acts.

The acts referred to in sub-clause (a) of this clause are to:

(i)	make any material change in the nature of its business as for the time being carried on;

(ii)	do or allow any act, matter or thing in breach of the provisions of this Agreement or of any business plan formally adopted by the Board of Oteegee International or any such subsidiary;

(iii)	enter into, cause or permit any breach of any agreement concerning or dealing with any material assets of Oteegee International or relevant subsidiary;

(iv)	issue any share capital or loan capital in Oteegee International or its subsidiary;

(v)	grant any option to subscribe for share capital or other securities;

(vi)	alter its Constitution;

(vii)	incorporate or acquire any subsidiary or acquire any shares, debentures, debenture stock, securities or other obligations of any other person;

(viii)	carry out any merger, consolidation, reconstruction or amalgamation;

(ix)	wind up Oteegee International;

(x)	sell, dispose of or agree to sell or dispose of Oteegee International's or subsidiary's capital assets, business or undertaking having an aggregate value of more than the Materiality Trigger;

(xi)	enter into any capital contract or commitment or series of capital contracts or commitments having an aggregate value of more than the Materiality Trigger;

(xii)	grant or issue or agree to grant or issue any guarantee, mortgage, charge, debenture or security for money secured over any of its assets for an aggregate amount in excess of the Materiality Trigger;

(xiii) Declare or pay any dividend or other distribution to its shareholders or Directors.

(c) Materiality Trigger

For the purpose of this clause the Materiality Trigger shall be US$100,000.

8. Dividends and Advances

(i)
Oteegee International shall distribute such proportion of its current consolidated profits as all of its members shall agree in writing or its members shall resolve by a super-majority vote. In default of agreement then Oteegee International shall retain one half of its current consolidated profits for future expansion and development and distribute one half thereof as soon as the audited accounts for the relevant fiscal year have been received from the auditors and Oteegee International's consolidated cash position is capable of funding such distribution.

(ii)
Advances to shareholders against prospective dividends shall, unless otherwise agreed in writing be made only to both of the Parties at the same time pro rata to their respective shares in the capital of Oteegee International.

9. Accounts

Full management accounts of Oteegee International shall be circulated to its shareholders monthly not later than 14 days from the end of each calendar month and each of the Parties undertakes to the other to provide all such information as to the financial affairs of Oteegee International as may be in its possession or under its control and such other Party may reasonably require.

10.	Priority, Voting and Compliance by Oteegee International

(a)	Discrepancy

In the event of any discrepancy between the provisions of this Agreement and the provisions of the Memorandum & Articles of Association of Oteegee International, the provisions of this Agreement shall prevail and the relevant provisions of the Memorandum or Articles (as the case may require) of Oteegee International shall, be modified so as to comply with the provisions hereof.

(b)	Compliance

Each of the Parties covenants and undertakes with the other that it will vote in favour of and pass all necessary resolutions, sign all necessary documents and do all such other lawful acts as may be necessary to comply with and implement the provisions of this Agreement and to procure, to the extent it is able, that Oteegee IPR does likewise.

11.	Representations and Warranties of Oteegee International

Oteegee International hereby represents and warrants to OTGI as follows:

(a)	Organization and Standing:

Oteegee International will at the date of Closing be a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

(b)	Corporate Power

(i)
Oteegee International now has and will have at the Closing all requisite corporate power to enter into this Agreement and to procure the issue of Oteegee International Shares. This Agreement constitutes a valid and binding obligation of Oteegee International enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(ii)	Oteegee International will have at the Closing all requisite corporate power to perform its obligations under this Agreement and to issue Oteegee International Shares.

(c)	Capitalization

(i)
The authorized capital of Oteegee International will at Closing be 1 million ordinary shares, par value HK$1.00 all of which shares will be issued as provided in clause 4(a) and will thereupon become issued and outstanding.

(ii)
Following Closing, there will be no authorized but unissued shares in the capital of Oteegee International nor any outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the capitl of Oteegee International.

(d)	Corporate Action

All corporate action on the part of Oteegee International necessary for the authorization, execution and delivery of this Agreement, the allotment of Oteegee International Shares and the performance of Oteegee International’s obligations hereunder will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of Oteegee International, enforceable in accordance with its terms.

(e)	Valid Issuance

Oteegee International Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued and, upon allotment, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by Oteegee International or Oteegee Innovations Inc.

(f)	No Pre-emptive Rights

Except as provided herein, no person currently has or will have any right of first refusal or any pre-emptive rights in connection with the issuance of Oteegee International Shares, or any future issuance of securities by Oteegee International.

(g)	Compliance with Other Instruments

(i)
Oteegee International will not be in violation of any term of Oteegee International's Memorandum or Articles of Association, nor will Oteegee International be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on Oteegee International as a whole, and to the knowledge of Oteegee International, is not in violation of any order, statute, rule, or regulation applicable to Oteegee International, the violation of which would have a material adverse effect on Oteegee International. The execution, delivery and performance of and compliance with this Agreement and the issuance of Oteegee International Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of Oteegee International pursuant to any such term.

(ii)	There are no active outstanding judgments of UCC financing instruments or UCC Securities Interests filed against Oteegee International or any of its properties.

(h)	Subsidiaries

Oteegee International will have no subsidiaries subsequent to the date of Closing except in performance of the Business Plan.

(i)	Operations

At the date of Closing:

(i)	Oteegee International will have no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties;

(ii)	Oteegee International will have no insurance or employee benefit plans whatsoever;

(iii)	Oteegee International will not be in default under any contract, or any other document;

(iv)	Oteegee International will have the marketing and distribution rights outside North America, share capital paid up and no liabilities.

(j)	Pending Actions and Claims

(i)
Oteegee International, to the actual knowledge of Oteegee International, will not at Closing be subject to any pending or threatened litigation, claims or lawsuits from any party and there are no pending or threatened proceedings against Oteegee International by any government or any department, board, agency or other body thereof.

(ii)
Except for the intention to perform the terms of this Agreement, the LOI and the Business Plan, Oteegee International is not and will not at Closing be a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the closing of this Agreement.

(iii)
Oteegee International, to the actual knowledge of Oteegee International, is not liable and will not at Closing be liable for any income, real or personal property taxes to any governmental agencies whatsoever.

(iv)
Oteegee International, to the actual knowledge of Oteegee International, is not and will not at Closing be in violation of any provision of laws or regulations of any government authorities and agencies.

(k)	Effect at Closing

The representations and warranties herein by Oteegee International shall be true and correct in all material respects on and as of the date of Closing hereof with the same force and effect as though said representations and warranties had been made on and as of the date of Closing.

(l)	Investment Intent

This Agreement is made with OTGI in reliance upon Oteegee International’s representations to OTGI, evidenced by Oteegee International’ execution of this Agreement, that Oteegee International is acquiring the OTGI Shares for investment for the account of Oteegee International or its holding company or any subsidiary of its holding company, not as nominee or agent for any other party, and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act and applicable law. Oteegee International has the full right, power, and authority to enter into and perform this Agreement.

(m)	Shares Not Registered

Oteegee International understands and acknowledges that the offering of the OTGI Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that OTGI’s reliance upon such exemptions is predicated upon Oteegee International’s representations set forth in this Agreement. Oteegee International acknowledges and understands that the OTGI Shares must be held indefinitely unless the OTGI Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(n)	No Transfer

Except as set forth in the previous sub-clause, Oteegee International covenants that in no event will it dispose of any of the OTGI Shares (other than to its holding company or a subsidiary of its holding company or in conjunction with an effective registration statement for the OTGI Shares under the Securities Act in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) Oteegee International shall have notified OTGI of the proposed disposition and shall have furnished OTGI with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by OTGI, Oteegee International shall have furnished OTGI with an opinion of counsel satisfactory in form and substance to OTGI to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) OTGI has consented, which consent shall not be unreasonably withheld.

(o)	Knowledge and Experience

Oteegee International (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Oteegee International’ prospective investment in the OTGI Shares; (ii) has the ability to bear the economic risks of Oteegee International’s prospective investment; (iii) has been furnished with and had access to such information as Oteegee International has considered necessary to make a determination as to the purchase of the OTGI Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by Oteegee International satisfactorily answered by OTGI; and (v) has not been offered the OTGI Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

(p)	Legends.

Each certificate representing the OTGI Shares shall be endorsed with the following legends:

(i)
The holder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (a “Non-U.S. Shareholder”) and understands that the shares represented by this Certificate are not registered under the Securities Act and that the issuance thereof to the holder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  The holder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning the Agreement pursuant to which the said shares were issued and the date of the execution and delivery of said Agreement, the holder was outside the United States.  Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

(ii)
“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT of 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(iii)
“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(q)	Rule 144

(i)
Oteegee International understands that the OTGI Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the OTGI Shares or any available exemption from registration under the Securities Act, the OTGI Shares may have to be held indefinitely.  Oteegee International further acknowledges that the OTGI Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(ii)
With respect to any other legends required by applicable law, OTGI need not register a transfer of legended OTGI Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend are satisfied.

(iii)
Oteegee International is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Oteegee International understands that under Rule 144, the conditions include, among other things: the availability of certain, current public information about the issuer and the resale occurring not less than one year after the party has purchased and paid for the securities to be sold.

12.	Representations and Warranties of OTGI

(a)	Investment Intent

This Agreement is made with OTGI in reliance upon OTGI’s representations to Oteegee International, evidenced by OTGI’s execution of this Agreement, that OTGI is acquiring Oteegee International Shares for investment for OTGI’s own account, not as nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Ordinance and applicable law. OTGI has the full right, power, and authority to enter into and perform this Agreement.

(b)	Knowledge and Experience

OTGI (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of OTGI’s prospective investment in Oteegee International Shares; (ii) has the ability to bear the economic risks of OTGI’s prospective investment; (iii) has been furnished with and had access to such information as OTGI has considered necessary to make a determination as to the purchase of Oteegee International Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by OTGI satisfactorily answered by Oteegee International; and (v) has not been offered Oteegee International Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

13.	Conditions to Closing

(a)	Conditions to OTGI’s Obligations

The obligations of OTGI to purchase Oteegee International Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in accordance with the provisions of this clause:

(i)
Representations and Warranties Correct: Performance of Obligations The representations and warranties made by Oteegee International in clause 12 hereof shall be true and correct when made and at the Closing.  Oteegee International’s business and assets shall not have been adversely affected in any material way prior to the Closing. Oteegee International shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(ii)
Consents and Waivers:  Oteegee International shall have obtained in a timely fashion any and all consents, permits, and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(b)	Conditions to Obligations of Oteegee International

Oteegee International’ obligation to procure the allotment of Oteegee International Shares at the Closing is subject to the condition that the representations and warranties made by OTGI in clause 13 hereof shall be true and correct when made, and on the Closing.

(c)	Pre-Closing Covenants of Oteegee International

Prior to Closing:

(i)
Oteegee International will furnish OTGI with whatever corporate records and documents are available, such as Memorandum & Articles of Association or any other corporate document or record reasonably requested by the Purchaser.

(ii)	Oteegee International will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of OTGI.

(iii)
Oteegee International will not amend or change its Memorandum or Articles of Association or issue any further shares or create any other class of shares in Oteegee International without the express written consent of OTGI.

(iv)	Oteegee International will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of OTGI.

(v)
Oteegee International will not encumber or mortgage any right or interest in its shares of the common stock being sold to OTGI hereunder nor will it transfer any rights to such shares of the common stock to any third party whatsoever.

(vi)	Oteegee International will not declare any dividend in cash or stock, or any other benefit.

14.	Indemnification

(a)	By Oteegee International

Oteegee International hereby agrees to indemnify OTGI as of the date of Closing against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement

(b)	By OTGI

OTGI hereby agrees to indemnify Oteegee International each of the officers, agents, directors and current shareholders of Oteegee International as of the date of Closing against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(c)	Finder’s Fees and Other Fees

(i)
Oteegee International (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold OTGI harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Oteegee International, or any of its employees or representatives, is responsible.

(ii)
OTGI (i) represents and warrants that OTGI has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Oteegee International and Oteegee International harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which OTGI is responsible.

(d)	Expenses

Oteegee International and OTGI shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

15.	Confidentiality

(a)	Mutual Covenant

The Parties each covenant with the other that:

(i)
they will and will procure that their respective employees agents and nominees shall keep confidential any confidential information which they may acquire in relation to the affairs of the other party or of that other Party’s business associations or contacts and shall not use or disclose such information except with the written consent of that other Party or in accordance with the order of a court of competent jurisdiction or in the course of execution of any step properly required in connection with the business of any of the Companies.

(ii)
they and each of them will and will procure that their respective employees agents and nominees shall keep confidential any confidential information (including the terms and existence of this Agreement) which they may acquire in relation to Oteegee International and its operations and business and shall not use or disclose such information except with the written consent of a formal resolution of the Board of Oteegee International or in accordance with the order of a court of competent jurisdiction or in the course of execution of any step properly required in connection with the business or the statutory management of that Company or otherwise in compliance with a legal obligation.

(b)	Time Limit

The obligations of the parties contained in this clause shall continue without limit in point of time but shall cease to apply to any information coming into the public domain otherwise than by breach of the obligations contained in this clause by that party or by any person for whom that party is responsible.

(c)	Legal Proceedings

Nothing in this clause shall prevent any party from disclosing information which would, apart from this sub-clause, be deemed to be within the provisions of this clause to the extent required in or in connection with legal proceedings arising out of this Agreement.

(d)	Survival

The provisions of this clause shall survive termination of this Agreement and the Term.

16.	Mutual Warranties of Capacity

Each of the parties hereto warrants to the other:

(i)	that it has the capacity to enter into this Agreement;

(ii)	that the execution and performance of this Agreement does not constitute a breach or an event of default under any agreement between that Party and any third party;

(iii)	that the person signing this Agreement on behalf of that Party is fully authorised to sign it and that such signature commits that Party to the terms hereof.

17.	Termination

(a)	Disposal

This Agreement shall automatically terminate upon the expiry of the Term by reason of the lawful disposal in accordance with the provisions of this Agreement by a Party of all of its shares in Oteegee International.

(b)	Breach

(i)
Either of the parties may terminate this Agreement by written notice of termination served upon the other if that other shall have materially breached this Agreement and failed to remedy the breach within fourteen (14) days of the service of written notice requiring the remedy thereof.

(ii)
In particular but without prejudice to the foregoing, Oteegee International may terminate this Agreement forthwith upon notice in writing if OTGI does not raise an aggregate amount of not less than US$1,500,000.00 as required by paragraph 6(ii)(C).

(c)	Illegality

(i)
Of the funds raised by OTGI under paragraph 6(ii)(C), up to $25,000 of the first funds raised shall be used to undertake a review of and verification of compliance by the Parties with all relevant laws and regulations such review to be completed within 15 days after the first $25,000 has been raised.  The Parties will use their best efforts to timely provide all relevant information.  Any delay in providing the information will extend the review period by the number of days so delayed.

(ii)
If, upon that review, there is found to be any substantial non-compliance by one of the Parties, the other Party may, at is sole discretion, not later than the last day of the period of review aforesaid, by notice in writing cancel this agreement with immediate effect.

(d)	Restriction

This Agreement may not be terminated except in accordance with the provisions of this clause.

18.	Consequences of Termination

On the termination of this Agreement for whatsoever reason:

(a)	No Repayment

Aside from the provision for collateral described at paragraphs 1, 3 and 4 of Appendix A, neither Oteegee International nor any party for whose account it may have received the same or to whom it may have directed payment shall have any obligation to repay to OTGI any amount that it or they may have received from OTGI on account of the amount required to be paid under paragraph 6(ii)(C);

(b)	Intellectual Property

The names and marks “OTG” and “Oteegee” and the Business Model described in the Promoters Agreement and the method of structuring and operating business therein elucidated shall be deemed to be the absolute and beneficial property of Oteegee IPR Ltd. and OTGI shall forthwith upon termination:

(i)	cease to use as its corporate or business name or any part thereof the combination of letters “OTG” or the word “Oteegee”;

(ii)	change its ticker symbol to something that does not use the combination of letters “OTG”

(c)	Survival

The provisions of this clause shall survive termination of this Agreement.

19.	Notices

(a)	Address

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set against their respective titles in the Schedule (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the others):

(b)	Delivery

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered

(i)	if given or made by letter, when delivered by recorded-delivery letter to the relevant address, or

(ii)
in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause.

(iii)
In the case of e-mail if the relevant message appears in the sender’s send log with properties disclosing an appropriate routing and such message was not stated by the system operator to have been undeliverable.

20.	Miscellaneous

(a)	Force Majeure

No party shall be liable to the others for failure or delay in the performance of any of its respective obligations under this Agreement for the time and to the extent such failure or delay is caused by riot, civil commotion, war, hostilities between nations, governmental law, order or regulation, embargoes, action by any Government or any agency thereof, act of God, storm, fire, accident, strike, sabotage, explosion, or other similar or different contingencies beyond the reasonable control of the respective parties.

(b)	No Partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Parties or constitute or, except as expressly provided herein, be deemed to appoint either Party as agent of the other for any purpose whatsoever and except as expressly provided for herein neither Party shall have authority or power by virtue of the provisions of this Agreement to bind or to contract in the name of or create a liability against the other in any way or for any purpose.

(c)	Assignment

This Agreement and the rights and obligations hereunder are personal to the Parties and except as expressly provided herein shall not be assigned or delegated.

(d)	Illegality

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect, such provision shall be severed from the remainder of this Agreement the remaining provisions of which shall in no way be affected or impaired thereby.

(e)	Survival

The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by either Party of the other.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of either of the Parties or of Oteegee International pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by party that issued the same as of the date of such certificate or instrument.

(f)	Waiver

Any failure of either Party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

(g)	Whole Agreement

This Agreement constitutes the whole agreement of the Parties in relation to its subject-matter and no modification of this Agreement shall be effective unless it is made in writing and signed by or on behalf of all of the Parties.  This Agreement supersedes all previous agreements between the Parties whether oral or in writing concerning Oteegee International.

21.	Jurisdiction, Mediation and Arbitration

(a)	Jurisdiction

This Agreement shall be governed and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China to the jurisdiction of whose courts the Parties submit subject to the right to compel mediation and/or arbitration as provided in this clause.

(b)	Mediation

(i)
Subject to paragraph (iii) below, if any dispute arises in connection with this Agreement, the Parties will attempt to settle it by mediation in accordance with the Mediation Rules of the Hong Kong Mediation Council and subject to the governing law indicated in sub-clause (i).  Unless otherwise agreed between the Parties in writing, the mediator will be nominated by the Hong Kong Mediation Council upon request by either Party, the mediation will take place at such venue in the UK as shall be decided by the Mediation Council and the language of the mediation will be English. If the dispute is not settled by mediation within 30 days of commencement of the mediation or within such further period as the Parties may agree in writing or if the other Party has failed to participate in the mediation as required above then either Party shall be free to commence arbitration proceedings as provided in this clause.

(ii)
All disputes arising in connection with this Agreement shall, if mediation shall fail, be finally settled by binding arbitration in Hong Kong in the English language pursuant to the provisions of the Arbitration Ordinance Cap 341 of the Laws of Hong Kong by one or more arbitrators appointed in accordance with such rules.

(iii)
The institution or prosecution by either Party of litigation for the purpose of protecting or preserving any right or preventing any lapse or default of any right or any abuse by any other Party shall not be deemed to constitute waiver of the right to compel mediation and/or arbitration.

(iv)
Any judgment of any court having jurisdiction hereunder and any award of arbitrators made hereunder shall be enforceable in any jurisdiction throughout the world and the Parties agree that such judgment may not be collaterally attacked in any foreign jurisdiction.

22.	Execution in Counterparts

This Agreement may be executed in counterparts and transmitted by facsimile each copy of which shall constitute an original but all of which together shall comprise a single agreement.

[The rest of this page is blank.  Signatures appear on the next page]

Signed for and on behalf of Oteegee Innovations, Inc. by /s/ Jordan Starkman Jordan Starkman, its C.E.O	Signed for and on behalf of Oteegee International Holdings Limited by /s/ Lisa Chan Liza Chan, its Director

APPENDIX A

MANAGEMENT OF FIRST PHASE FUNDING

OTGI will manage all funds received as FIRST PHASE FUNDING subject to the following provisions:

(1)         $75,000 from the initial $100,000 is committed to payment of an outstanding obligation of Grail Semiconductor to the Shartsis Friese firm; this payment will be secured to OTGI by 150,000 shares in Grail Semiconductor;

(2)         $25,000 from the initial $100,000 is committed to audit and related expenses for OTGI (kka PBDH) and Oteegee International; substantial accounting or audit irregularities would provide independent grounds for termination as provided in sub-clause 17(c) above; funds expended for this purpose are not secured and are non refundable.

(3)         OTGI will pay the costs to maintain the solar patents and to initiate the process of reviving Grail’s divisional patents; all expenditures related to Grail Semiconductor will be secured to OTGI by Grail Semiconductor shares at $0.50 per share; all expenditures related to the solar technology will be secured to OTGI by an equity share in the solar technology calculated on a $10,000,000 valuation of that technology.

(4)         OTGI will pay IP development costs secured to OTGI by shares in the relevant IP (e.g. funds expended on server demonstration secured by shares covenanted under the bundled portfolio that includes the server technology; funds expended on verifying the viability of the QIC memory is secured by shares in Grail);

(5)         Any balance remaining after expenditure of the First Phase Funding for (1) through (4) above will be held by OTGI in OTGI’s bank account until the full $1.5M is raised by OTGI at a price that is above $1.00 per share.

(6)         Excluding OTGI’s current and outstanding expenses and costs of $54,000 already disclosed and agreed to, First Phase Funding will not be expended for other costs and expenses of OTGI (fka PBDH), any and all of which will remain the responsibility of the original PBDH shareholders.